Exhibit 10.3

Written description of the loan agreement with Irina Tchernikova

Loan Agreement Between:

Irina Tchernikova and Vitas Group, Inc.

Date of the Loan Agreement:

May 27, 2011- $2,575

Terms of the Loan Agreement:

1. Irina Tchernikova agrees to loan US$2,575 (the “Loan”) to Vitas Group, Inc.

2. Loaned funds are non-interest bearing and payable upon demand.